DHI Group Reports Fourth Quarter and Full Year 2020 Financial Results

CENTENNIAL, Colorado February 4, 2021 - DHI Group, Inc. (NYSE:DHX) (“DHI” or the “Company”) today announced the following financial results for the fourth quarter ended December 31, 2020.

Fourth Quarter 2020 Financial Results

▪Total revenues were $33.2 million, flat sequentially and down 12% year over year.
▪Dice revenues were $19.4 million, down 2% sequentially and 17% year over year.
▪ClearanceJobs revenues were $7.6 million, up 4% sequentially and 15% year over year.
▪eFinancialCareers revenues were $6.2 million, up 1% sequentially and down 21% year over year (23% excluding impact of foreign exchange).
▪Net income was $2.0 million, compared to net income of $3.5 million in the year ago quarter.
▪Earnings per diluted share was $0.04, compared to earnings per diluted share of $0.07 in the year ago quarter. Adjusted earnings per diluted share1 for the quarter was $0.03 vs. $0.06 last year.
▪Cash flow from operations was $4.2 million, compared to $3.9 million in the year-ago quarter.
▪Adjusted EBITDA1 was $7.0 million, an Adjusted EBITDA margin1 of 21%, compared to $8.6 million and 23% in the year-ago quarter.

Full Year 2020 Financial Results

▪Total revenues were $136.9 million, down 8% year over year.
▪Dice revenues were $82.2 million, down 11% year over year.
▪ClearanceJobs revenues were $29.0 million, up 17% year over year.
▪eFinancialCareers revenues were $25.7 million, down 20% year over year.
▪Net loss was $30.0 million, or $0.62 per diluted share, which was negatively impacted by $37.9 million in non-cash impairment and other charges, net of tax. Net income in the prior year was $12.6 million, or $0.24 per diluted share, which was negatively impacted by $1.6 million in disposition and other charges, net of tax. Adjusted earnings per diluted share1 for the year was $0.16 vs. $0.28 last year.
▪Cash flow from operations was $18.7 million, compared to $22.9 million in the prior year.
▪Cash was $7.6 million and net debt1 was $12.4 million.
▪Adjusted EBITDA1 was $29.9 million, an Adjusted EBITDA margin1 of 22%, compared to $34.9 million and 23% in the prior year.
1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"I am pleased to report that we finished the year with strong bookings in December, and have followed that solid performance with continued momentum in January. December and January are our two largest renewal months for Dice, and combined represent almost 30 percent of our total bookings for the year. Our Dice revenue renewal rate increased significantly in the fourth quarter to 75 percent, up from 66 percent in the prior quarter. This gives us increased confidence in the rebound for our business as we enter the new year. Additionally, surveys during the quarter from two independent industry research firms, the Staffing Industry Analysts and the TechServe Alliance, reflect a continuing recovery trend throughout the staffing sector, and confidence that hiring will continue to rebound in 2021. As we continue to execute on our long-term revenue growth plan, we believe we can capitalize on these improving market dynamics with our industry leading online career marketplaces for matching companies with the highest quality tech professionals."

Product Highlights

Below are the key product highlights delivered during the fourth quarter:

Dice

▪Dice Instant Messaging, the next major step in the evolution of the Dice Marketplace, is a comprehensive and flexible platform through which recruiters and candidates can rapidly and confidently search, match and communicate in real-time. Instant messaging is the first of our Marketplace connection tools to help recruiters drive continual engagement with candidates for current and future roles and for candidates to have direct and private conversations with recruiters. Launched in November 2020, over 30,000 messages have already been sent through Dice Instant Messaging, and this number continues to grow exponentially.

▪Dice Identification Authentication Service uses industry leading artificial intelligence to authenticate Dice users, both clients and candidates.

ClearanceJobs

▪CJ Self-serve BrandAmp allows employers to set up and update job post branding pages in a self-serve interface with full and easy capabilities to edit their profile pages in real time.
▪CJ Candidate Search and Broadcast Message upgrades allow recruiters to tag and then search and find prospects for review or broadcast message with any, all or none of the tags entered. These features are important to recruiter workflows and future talent pipelining and messaging tools.

eFinancialCareers

▪eFC IntelliSearch Job Alerts helps candidates find jobs that fit their skills and interests using DHI's patent-pending tech skills data model. Intellisearch Job Alerts simplify the candidate experience by automatically surfacing highly relevant job opportunities to candidates based on information in their profile. Application rates for Intellisearch Job Alerts are higher than keyword-based job alerts because the jobs are more relevant to the candidate. IntelliSearch Job Alerts also drive new candidate registrations and encourage profile updates and completeness.

Business Outlook

"While we do not provide specific financial guidance, we expect the strong bookings performance we had in the fourth quarter to manifest itself in increased revenue beginning in the second half of 2021," commented Kevin Bostick, CFO of DHI Group, Inc. "We will continue to operate the business to Adjusted EBITDA margins1 in the 20% range as we execute on our long-term revenue growth plan."

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, February 4, 2021, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or +1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of software products, online tools and services to deliver career marketplaces to candidates and employers globally. DHI’s three brands—Dice, ClearanceJobs and eFinancialCareers— enable recruiters and hiring managers to efficiently search, match and connect with highly skilled technologists in specialized fields, particularly technology, those with active government security clearances and in financial services. Professionals find ideal employment opportunities, relevant job advice and personalized data to best manage their whole technologist life. For 30 years, we have leveraged the latest technology to foster career connections in multiple markets including North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings Per Share, and Net Debt provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP metric and performance measure that is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on the sale of businesses, disposition related and other costs, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Net Debt

Net Debt is defined as total principal outstanding on our debt less cash and cash equivalents. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the impact of the coronavirus COVID-19 outbreak on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange

Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019

Revenues	$33,211	$37,715	$136,878	$149,370

Operating expenses:
Cost of revenues	4,463	4,246	17,047	16,237
Product development	4,502	4,508	16,470	17,216
Sales and marketing	12,306	14,241	50,856	55,909
General and administrative	7,230	7,783	31,265	31,003
Depreciation	2,940	2,542	12,019	9,743
Impairment of intangible assets	—	—	15,200	—
Impairment of goodwill	—	—	23,626	—
Disposition related and other costs	—	—	—	1,700
Total operating expenses	31,441	33,320	166,483	131,808
Loss on sale of business	—	—	—	(537)
Operating income (loss)	1,770	4,395	(29,605)	17,025
Interest expense and other	(209)	(189)	(827)	(701)
Impairment of equity investment	—	—	(2,002)	—
Income (loss) before income taxes	1,561	4,206	(32,434)	16,324
Income tax expense (benefit)	(434)	685	(2,419)	3,773
Net income (loss)	$1,995	$3,521	$(30,015)	$12,551

Basic earnings (loss) per share	$0.04	$0.07	$(0.62)	$0.26
Diluted earnings (loss) per share	$0.04	$0.07	$(0.62)	$0.24

Weighted average basic shares outstanding	47,608	48,950	48,278	48,739
Weighted average diluted shares outstanding	48,981	51,910	48,278	51,633

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Cash flows from (used in) operating activities:
Net income (loss)	$1,995	$3,521	$(30,015)	$12,551
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	2,940	2,542	12,019	9,743
Deferred income taxes	(698)	1,920	(2,918)	2,493
Amortization of deferred financing costs	37	37	147	147
Stock based compensation	1,391	1,569	6,327	5,704
Impairment of intangible assets	—	—	15,200	—
Impairment of goodwill	—	—	23,626	—
Impairment of equity investment	—	—	2,002	—
Change in accrual for unrecognized tax benefits	(508)	(212)	(446)	107
Gain on sale of equity investment	—	—	(200)	—
Loss on sale of business	—	—	—	537
Changes in operating assets and liabilities:
Accounts receivable	(3,438)	(5,550)	859	1,694
Prepaid expenses and other assets	(1,154)	(970)	(1,405)	(904)
Capitalized contract costs	(1,129)	(1,149)	(175)	453
Accounts payable and accrued expenses	3,034	2,523	139	(5,621)
Income taxes receivable/payable	606	(1,261)	480	(338)
Deferred revenue	1,306	191	(8,193)	(4,583)
Other, net	(143)	774	1,236	940
Net cash flows from operating activities	4,239	3,935	18,683	22,923
Cash flows from (used in) investing activities:
Net cash received from sale of businesses	—	—	—	2,683
Purchases of fixed assets	(3,568)	(3,843)	(16,104)	(14,188)
Net cash received from sale of equity investment	—	—	200	—
Net cash flows used in investing activities	(3,568)	(3,843)	(15,904)	(11,505)
Cash flows from (used in) financing activities:
Payments on long-term debt	(17,000)	(3,000)	(26,444)	(28,000)
Proceeds from long-term debt	—	5,000	36,444	20,000
Payments under stock repurchase plan	(2,364)	(757)	(8,294)	(2,519)
Purchase of treasury stock related to vested restricted stock and performance stock units	(506)	(538)	(2,248)	(1,904)
Net cash flows from (used in) financing activities	(19,870)	705	(542)	(12,423)
Effect of exchange rate changes	34	130	22	(86)
Net change in cash and cash equivalents for the period	(19,165)	927	2,259	(1,091)
Cash and cash equivalents, beginning of period	26,805	4,454	5,381	6,472
Cash and cash equivalents, end of period	$7,640	$5,381	$7,640	$5,381

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$7,640	$5,381
Accounts receivable, net	20,298	21,158
Income taxes receivable	1,044	2,353
Prepaid and other current assets	4,503	4,180
Total current assets	33,485	33,072
Fixed assets, net	24,544	20,352
Acquired intangible assets	23,800	39,000
Capitalized contract costs	7,734	7,515
Goodwill	133,353	156,059
Deferred income taxes	19	7
Operating lease right-of-use assets	16,405	19,712
Other assets	1,647	2,604
Total assets	$240,987	$278,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$19,426	$18,908
Operating lease liabilities	3,410	3,643
Deferred revenue	42,426	50,568
Income taxes payable	123	984
Total current liabilities	65,385	74,103
Long-term debt, net	19,583	9,435
Deferred income taxes	9,936	12,823
Deferred revenue	1,068	1,058
Accrual for unrecognized tax benefits	1,347	1,787
Operating lease liabilities	13,704	16,664
Other long-term liabilities	2,394	1,256
Total liabilities	113,417	117,126
Total stockholders’ equity	127,570	161,195
Total liabilities and stockholders’ equity	$240,987	$278,321

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2020 and 2019 and balance sheets as of December 31, 2020 and 2019 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(in thousands)

	Revenue
	Q4 2020	Q4 2019	Change	$ Fx Impact[1]
Dice	$19,393	$23,251	(17)%	$—
ClearanceJobs	7,644	6,629	15%	—
eFinancialCareers	6,174	7,835	(21)%	128
Total Revenues	$33,211	$37,715	(12)%	$128

Net Income[2]	$1,995	$3,521
Diluted earnings (loss) per share	$0.04	$0.07
Adjusted diluted earnings per share	$0.03	$0.06
Adjusted EBITDA	$7,038	$8,554
Adjusted EBITDA Margin	21%	23%

	Revenue
	FY 2020	FY 2019	Change	$ Fx Impact[1]
Dice	$82,190	$92,527	(11)%	$—
ClearanceJobs	28,977	24,745	17%	—
eFinancialCareers	25,711	32,098	(20)%	(55)
Total Revenues	$136,878	$149,370	(8)%	$(55)

Net Income (loss)[3]	$(30,015)	$12,551
Diluted earnings (loss) per share	$(0.62)	$0.24
Adjusted diluted earnings per share	$0.16	$0.28
Adjusted EBITDA	$29,924	$34,859
Adjusted EBITDA Margin	22%	23%

(1) Foreign exchange impact is calculated by determining the increase (decrease) in current period revenues where current period revenues are translated using prior period exchange rates.
(2) For the three months ended December 31, 2020, the Company recorded severance and related costs, net of tax, and discrete tax items that positively impacted net income $0.4 million. For the three months ended December 31, 2019, the Company recorded discrete tax items that positively impacted net income $0.4 million.
(3) For the year ended December 31, 2020, the Company recorded impairments of goodwill, intangible assets and equity investments, a gain from sale of equity investment, and severance and related costs, net of tax, and discrete tax items that negatively impacted net income by $37.9 million. For the year ended December 31, 2019, the Company recorded disposition related and other costs and loss on sale of businesses, net of tax, and discrete tax items that negatively impacted net income $1.6 million.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except earnings per share data)

Reconciliation of Diluted Earnings (Loss) per Share to Adjusted Diluted Earnings per Share:	Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Diluted earnings (loss) per share[1]	$0.04	$0.07	$(0.62)	$0.24
Impairment of goodwill and intangible assets, net of tax	—	—	0.75	—
Disposition, severance, and related costs, net of tax	0.01	—	0.03	0.04
Gain on sale, net of tax	—	—	—	0.01
Discrete tax items	(0.02)	(0.01)	(0.01)	(0.01)
Other[2]	—	—	0.01	—
Adjusted diluted earnings per share[3]	$0.03	$0.06	$0.16	$0.28

(1) For the three month periods ended December 31, 2020 and 2019, diluted earnings per share utilized weighted average shares of 49.0 million and 51.9 million, respectively. For the years ended December 31, 2020 and 2019, diluted earnings per share utilized weighted average shares of 48.3 million and 51.6 million, respectively.
(2) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.
(3) For the three month periods ended December 31, 2020 and 2019, adjusted diluted earnings per share utilized weighted average shares of 49.0 million and 51.9 million, respectively. For the years ended December 31, 2020 and 2019, adjusted diluted earnings per share utilized weighted average shares of 49.6 million and 51.6 million, respectively.

Reconciliation of Debt to Net Debt:	December 31, 2020	December 31, 2019
Long term debt, net	$19,583	$9,435
Add: Deferred financing costs, net	417	565
Principal debt outstanding	20,000	10,000
Less: Cash and cash equivalents	7,640	5,381
Net Debt	$12,360	$4,619

Summary of Deferred Revenue and Backlog:	December 31, 2020	December 31, 2019
Deferred Revenue	$43,494	$51,626
Contractual commitments not invoiced	32,830	37,093
Backlog[4]	$76,324	$88,719

(4) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$1,995	$3,521	$(30,015)	$12,551
Interest expense	238	191	1,073	703
Income tax expense (benefit)	(434)	685	(2,419)	3,773
Depreciation	2,940	2,542	12,019	9,743
Non-cash stock based compensation	1,391	1,569	6,327	5,704
Loss on sale of business	—	—	—	537
Disposition related and other costs	—	—	—	1,700
Legal contingencies and related fees	—	(14)	—	149
Impairment of intangible assets	—	—	15,200	—
Impairment of goodwill	—	—	23,626	—
Impairment of equity investment	—	—	2,002	—
Gain on sale of equity investment	—	—	(200)	—
Severance and related costs	864	—	2,285	—
Other	44	60	26	(1)
Adjusted EBITDA	$7,038	$8,554	$29,924	$34,859

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$4,239	$3,935	$18,683	$22,923
Interest expense	238	191	1,073	703
Amortization of deferred financing costs	(37)	(37)	(147)	(147)
Income tax expense (benefit)	(434)	685	(2,419)	3,773
Deferred income taxes	698	(1,920)	2,918	(2,493)
Change in accrual for unrecognized tax benefits	508	212	446	(107)
Change in accounts receivable	3,438	5,550	(859)	(1,694)
Change in deferred revenue	(1,306)	(191)	8,193	4,583
Disposition related and other costs	—	—	—	1,700
Legal contingencies and related fees	—	(14)	—	149
Severance and related costs	864	—	2,285	—
Changes in working capital and other	(1,170)	143	(249)	5,469
Adjusted EBITDA	$7,038	$8,554	$29,924	$34,859

Dice Recruitment Package Customers
Beginning of period	5,300	6,100	6,000	6,200
End of period	5,150	6,000	5,150	6,000

Average for the period (1)	5,200	6,100	5,500	6,100

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,120	$1,144	$1,132	$1,135

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.